UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2003
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 9. Regualtion FD Disclosure.  The following information is furnished pursuant to Item 12 of the Form 8-K:

On April 4, 2003, Community Bancorp. announced the earnings and other financial information for the period ended March 31, 2003. The text of the Press Release is as follows:

PRESS RELEASE
Community Bancorp. Reports Earnings and Dividend

Derby, VT	For immediate release

For more information contact: Stephen Marsh, Vice President and Treasurer at (802)-334-7915

     Community Bancorp., the parent company of Community National Bank, has reported earnings for the period ended March 31, 2003, of $909,056, or $.24 per share, as compared to $615,924 or $.17 per share for the same period a year ago.

     As of March 31, 2003, the company reported assets of $305,354,450 with total loans of $200,712,133 and deposits of $257,961,275.

     In commenting on the company's growth and earnings performance, Vice President and Treasurer Stephen Marsh said that the Company was committed to providing customers with high quality loan and deposit products and the acceptance of these products resulted in the strong first quarter results.

     The company's board of directors has declared a cash dividend of $.16 per share, payable May 1, 2003 to shareholders of record as of April 15, 2003.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury and Montpelier.

Forward Looking Statements

     This press release contains forward-looking statements that involve risks and uncertainties, including, without limitation statements about future repurchases of the Company's shares under the stock purchase program and statements about the Company's financial condition, results of operations, earnings outlook and business affairs. Although these statements are based on management's current expectations and estimates, actual conditions, results, earnings and business may differ materially from those contemplated by such forward looking statements, as they could be influenced by numerous factors which are unpredictable and outside the Company's control. Factors that may cause actual results to differ materially from such statements include, among others, the following: (1) competitive pressures increase among financial services providers in the Company's northern New England market area or in the financial services industry generally, including pressures from nonbank financial service providers, from increasing consolidation and integration of financial service providers and from changes in technology and delivery systems; (2) interest rates change in such a way as to reduce the Company's interest margins and its funding sources; (3) general economic or monetary conditions, either nationally or regionally, are less favorable than expected, resulting in a deterioration in credit quality or diminished demand for the Company's products and services; and (4) changes in laws or government rules, or the way in which courts interpret those laws or rules, adversely affect the Company's business or impose additional costs and regulatory requirements.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: April 4, 2003	/s/ Stephen P. Marsh
Stephen P. Marsh,
Vice President & Treasurer